Exhibit 10.1

THIS PROMISSORY NOTE ("NOTE") HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: $2,250,000	Dated as of November 1, 2023 First Amendment Date: March 15, 2023 Original Issuance Date: January 23, 2023

This amended and restated promissory note (the "Note") was originally made by Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company (the "Maker") in favor of Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (the "Payee") on January 23, 2023 in the principal sum of two million two hundred and fifty thousand U.S. dollars ($2,250,000) (the "Original Note"), and was first amended and restated by the Maker on March 15, 2023. The Note hereby amends and restates the Amended and Restated Promissory Note dated March 15, 2023 in its entirety. The Amended and Restated Promissory Note issued to the Payee is hereby canceled and replaced with this Note.

The Maker promises to pay to the order of the Payee, the principal sum of two million two hundred and fifty thousand U.S. dollars ($2,250,000) or such lesser amount as shall have been advanced by the Payee to the Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal. The entire unpaid principal balance of this Note shall be payable on the earliest of:

a)	April 30, 2024;

b)	the date on which the Maker consummates an initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets (a "Business Combination"); or

c)	within three (3) business days of the receipt by the Maker of any funds received by the Maker from a break-fee, termination fee or similar arrangement with a target company in relation to a potential Business Combination (such earlier date, the "Maturity Date").

The unpaid principal balance of this Note may be prepaid at any time. The Payee understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of its Trust Account (as defined below) including any funds received by the Maker from a break-fee, or termination fee or similar arrangement with a target company in relation to a potential Business Combination and held outside of its Trust Account. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.	Events of Default. The following shall constitute an event of default (an "Event of Default"):

4.1.	Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

4.2.	Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

4.3.	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.	Remedies.

5.1.	Upon the occurrence of an Event of Default specified in Section 4.1 hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

5.2.	Upon the occurrence of an Event of Default specified in Sections 4.2 or 4.3, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

6.	Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

7.	Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

8.	Notices. All notices, statements or other documents which are required or contemplated by this Note shall be in writing and delivered:

a)	personally or sent by first class registered or certified mail or overnight courier service to the address most recently provided to such party or such other address as may be designated in writing by the recipient party,

b)	by facsimile to the number most recently provided to such party or such other fax number as may be designated in writing by the recipient party, or

c)	by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by the recipient party.

Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

9.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. Any proceeding arising out of or relating to the Note shall be heard and determined exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York.

10.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.	Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (the "Claim") in or to any distribution of or from the trust account (the "Trust Account") in which the proceeds of the initial public offering which was completed in October 2021 (the "IPO") (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement which was completed simultaneously with the consummation of the IPO are deposited, as described in greater detail in the registration statement and prospectus filed with the U.S. Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

12.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

13.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

a Cayman Islands exempted company

By	/s/ F. Jeremey Mistry

Name:	F. Jeremey Mistry

Title:	Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED by the undersigned as of the day and year first written above.

Pegasus Digital Mobility Sponsor LLC

a Cayman Islands limited liability company

By	/s/ James Condon

Name:	James Condon

Title:	Authorized Signatory

[Signature Page to the Amended and Restated Promissory Note]